Exhibit 10.8

English translation for convenience purposes only

Loan Contract of Circulating Fund

Contract No.:   Industrial Bank Hubei Working Capital Loan 1312 issued No. HY 002

Lender:   Industrial Bank Co., Ltd. Wuhan Branch

Borrower:   Wuhan Kingold Jewelry Co., Ltd

Exhibit 10.8 English translation for convenience purposes only

Important Notes of Signing Contract

In order to maintain your rights and interests, please read, examine and confirm the following matters carefully before signing the Contract:

1. You have the right to sign the Contract. If you need to obtain others’ agreement legally, you have gained the full authorization;

2. You have carefully read and fully understood the Contract Articles, as well as paid special attention to the content in relation to obligation undertaking and exemption, or limitation on Industrial Bank’s obligation, and contents of bold fonts;

3. Your company and you have fully understood the meaning of the Contract Articles and corresponding legal consequences, and are willing to accept these agreed Articles;

4. The Contract Wording provided by the Industrial Bank is just the model text. Blank lines are left behind the related Articles of the Contract. Besides, “supplementary articles” are added at the end of the Contract for the modification, supplement or deletion of both parties;

5. If you have other questions about the Contract, please consult the Industrial Bank in a timely manner.

Exhibit 10.8 English translation for convenience purposes only

The lender agrees to provide a circulating fund loan for the borrower after checking the borrower application. In order to identify the rights and obligations, and abide by the credit, both parties sign the Contract for mutual compliance after equal consultation in accordance with the relevant laws and regulations of the People’s Republic of China.

The borrowing situation under the contract confirmed by the Lender and Borrower is shown in special provision 2 of Article 23 specified in the Contract in detail.

Article 1 Definition and Interpretation

Unless otherwise agreed in writing by both parties, the following vocabulary of the Contract will be defined and interpreted as follows:

1. “Circulating fund loan” refers to the loan of RMB and foreign currency which is issued by the Lender after the Borrower’s application and used for the Borrower’s capital turnover of daily production and operation.

2. “Creditor’s rights” or principal creditor’s rights refer to obligatory rights (including principal, interest, default interest, compound interest, liquidated damages, compensation, creditor’s expanses of realizing obligatory rights, etc.) formed by the financing provided by the Lender in accordance with the Contract after the Lender’s (creditor) approval of the Borrower’s (debtor) application.

“Creditor’s expanses of realizing obligatory rights” refer to the legal (arbitration) fee, counsel fee, travel fee, execution fee, premium and other necessary expenses paid by the Lender when adopting litigation, arbitration and other methods to realize creditor’s rights.

3. The following vocabulary of Article 6 in the Contract are defined and interpreted as follows:

“Fixed interest rate” refers to the interest rate which remains unchanged during the life of loan.

“Floating interest rate” refers to the interest rate which changes in accordance with the period and range agreed by both parties during the life of loan.

“Floating period” refers to the changeable frequency of loan interest rate agreed by both parties. In a floating period, the interest rate of loan is calculated in accordance with the agreed pricing mode of the Contract based on the benchmark interest rate and keeps unchangeable. When a floating period is expired and entering into next floating period, the loan interest rate is calculated in accordance with the agreed pricing mode of the Contract based on the benchmark interest rate of new floating period and keeps unchangeable.

Exhibit 10.8 English translation for convenience purposes only

“LIBOR” refers to the interbank offered rate in London financial market. The currency includes U.S. dollar, euro, yen, etc. The specific value of LIBOR is subject to the value forwarded by Industrial Bank.

“HIBOR” refers to the interbank offered rate of Hong Kong dollar in Hong Kong financial market. The specific value of HIBOR is subject to the value forwarded by Industrial Bank.

4. “Substantial transaction” stipulated in Article 14 of the Contract refers to (including but not limited to): any definitely happening or potential transaction which will severely influence the Borrower’s company’s basic framework, change of shareholder, contingent liability, cash flow, profitability, core business secret, core competiveness, important assets, major creditor’s rights and debts, debt paying abilities, performance abilities of the Contract, or other transactions which the Lender and/or the Borrower considers constituting substantial transaction.

5. “Major event” stipulated in Article 14 of the Contract refers to (including but not limited to): any definitely happening or potential event which will severely influence the senior managers’ abilities of performing duty, the employment and termination of contract of staffs who engage in the company’s core business, core business secret, core competiveness, basic framework, change of shareholder, contingent liability, existence, legality of doing business, stability, development, profitability, debt paying ability or performance ability of the Contract of the Borrower’s company’, and other events which the Lender and/or the Borrower considers constituting major event.

6. “Working day” in the Contract refers to the Lender’s banking day. In the process of performing the Contract, if the day of drawing or repayment is non-business day, it will be extended to the next banking day.

Article 2 Description of the Opposite Party

It is shown in the special provision 1 of Article 23 specified in the Contract in detail.

Exhibit 10.8 English translation for convenience purposes only

Article 3 Amount of Loan

It is shown in the special provision 3 of Article 23 specified in the Contract in detail.

Article 4 Purpose of Loan

It is shown in the special provision 4 of Article 23 specified in the Contract in detail.

Article 5 Life of Loan

1. The life of loan is shown in the special provision 5(1) of Article 23 specified in the Contract in detail.

2. The lending date of one-time loan is subject to the actual issuing date specified in the certificate of indebtedness or loan voucher. If the actual issuing date of loan is later than the one specified in the preceding provision, the due date of loan will be extended correspondingly.

3. The using plan of loan in installments is shown in the special provision 5(2) of Article 23 specified in the Contract in detail.

4. When conforming to the conditions precedent for drawing specified in Article 7 of the Contract, the Lender will pay the loan in accordance with Article 8 specified in the Contract.

5. The Lender has the right to appropriately adjust the using plan of loan in parts in accordance with if the loan satisfies the relevant laws, regulations, policies, conditions precedent for drawing and payment terms of loan specified in the Contract, corresponding guarantee contract signing of the Contract, transaction time of guarantee procedure, etc., and other necessary factors approved by the Lender.

6. If the loan is used in parts, its due date is same, namely the loans of different periods which are issued respectively have the same due date of loan determined by the certificate of indebtedness or loan voucher of first issuing of loan.

7. If the lender collects the loan in advance in accordance with agreed situations of the Contract, it means the due date of loan shall be correspondingly advanced.

Exhibit 10.8 English translation for convenience purposes only

Article 6 Loan Interest Rate and Interest Settlement

1. Loan interest rate of RMB

(1) The executive mode of RMB loan interest rate is shown in the special provision 6(1) of Article 23 specified in the Contract in detail.

(2) The corresponding benchmark interest rate of loan used in parts under the Contract shall be subject to the national benchmark interest rate of same period and grade to the actual issuing date of each loan.

(3) In case that the issued RMB loan under the contract encounters the cancellation of benchmark interest rate by our country, the Lender has the right to redefine the loan interest rate and then notice the Borrower in accordance with national interest rate policy in the same period, according to the principle of fairness and honest and refer to the industry practice, condition of interest rate and other factors. If the Borrower has an objection, the Borrower shall consult with the Lender. If the consultation fails during 5 working days since the Lender giving out notice, the Lender has the right to collect the loan in advance and the Borrower shall immediately pay off the rest principal and interest of loan.

2. Loan interest rate of foreign currency

(1) The executive mode of foreign currency loan interest rate is shown in the special provision 6(2) of Article 23 specified in the Contract in detail.

(2) The interest rate of foreign currency loan used in parts under the Contract shall be subject to the LIBOR or HIBOR forwarded by Industrial Bank in the actual issuing date of each loan.

3. Repayment method of loan interest

The repayment method of loan interest is shown in the special provision 6(3) of Article 23 specified in the Contract in detail.

4. Default interest and compound interest

(1) The Lender has the right to collect default interest. The default interest rate is shown in the special provision 6(4) of Article 23 specified in the Contract in detail.

(2) If the loan interest rate is lent at fixed interest rate, the default interest rate will also be fixed rate. If the loan interest rate is lent at floating interest rate, the default interest rate will also be floating rate and its floating period is consistent with the floating period of loan interest rate.

(3) The calculation method of default interest and compound interest is executed in accordance with repayment method of loan interest specified in the Contract.

Exhibit 10.8 English translation for convenience purposes only

5. The interest of the principal of the foreign currency loan will be calculated since the date of transferring it from the Lender’s account to the Borrower’s account. Daily interest rate = Annual interest rate/360.

Article 7 Conditions Precedent for Drawing

1. The borrower may apply to the lender for issuing loan under the contract after meet the following conditions precedent for drawing required by the lender:

(1) The borrower has delivered the following documents to the Lender. The situations specified in documents have no change and are effective continuously, or the Borrower has given interpretations and explanations of changes to the Lender’s satisfaction:

(1.1) Loan application, mainly including but not limited to: project name, amount, purpose, due time, repayment plan and source, etc.;

(1.2) The Borrower’s qualified business license or certificate of legal person and tax registration certificate after annual inspection, organization code certificate, every capital verification report, loan card and password, name list and signature book of legal representative who registers and puts on records at industrial and commercial administrative department, members of board of directors, main principal and financial administrator, and effective identification documents of legal representative or authorized representative, and necessary documents of other companies approved by the lender;

(1.3) The authentic, legal and effective meeting of board of directors or shareholders which is opened by the borrower in accordance with legal procedures with approval by voting of directors or shareholders of quorum, agrees the Borrower’s application for loan under the contract, defines the purposes of loan and accepts the various conditions of loan required by the lender, or other necessary documents approved by the lender;

(1.4) The last three-year annual report (Attaching audit report and notes), financial statement which is issued recently and in the same period of last year, annual statements since the Borrower’s establishment submitted by the Borrower which has established for less than three years;

(1.5) Information of affiliated companies;

(1.6) If the Borrower needs to apply for temporary circulating fund loan, the Borrower needs to provide procurement contract, order contract and relevant contract, voucher or material of debt certificate;

Exhibit 10.8 English translation for convenience purposes only

(1.7) If the Borrower adopts mortgage/pledge guarantee mode, the Borrower needs to provide ownership evidentiary material and value evaluation report of mortgage/pledge, has properly transacted mortgage/pledge registration procedure in accordance with relevant laws and regulations, and submitted the relevant evidentiary documents of ownership, registration, etc., to the Lender for keeping in accordance with the Lender’s requirements; if the Borrower adopts the third-party guarantee, the Borrower needs to compare the above requirements from provision 2 to 4 and provide the relevant guarantee materials, and the contract of guaranty has taken effect; the above guarantee shall be effective continuously;

(1.8) If the Lender requires Borrower to transact insurance of mortgage/pledge, the insurance which takes the Lender as the first beneficiary has properly been transacted and the original policy of insurance has been submitted to the Lender for keeping; and the insurance is effective continuously; if the Borrower provides mortgage/pledge, the Borrower’s right to claim for enjoying insurance benefit due to the happening of insurance incident shall be transferred to the Lender;

(1.9) The company which belongs to special industry must provide special industry production and operation certificate or enterprise qualification certificate approved and issued by relevant departments;

(1.10) If any party of the Contract requires transacting notarization and other procedures, the relevant procedures of notarization have been properly completed;

(1.11) The Borrower has opened account in the Lender in accordance with the Lender’s requirements, and volunteers to accept the Lender’s supervision of credit and payment settlement;

(1.12) If the Borrower applies for a loan of foreign exchange program, the Borrower shall provide effective purpose evidence for foreign exchange loan and relevant departments’ approval documents in accordance with relevant foreign exchange management policies;

(1.13) The tax return of added-value tax, business tax and income tax required by the Lender;

(1.14) Other documents, statements, certificates and materials required by the Lender;

(2) The Borrower is established legally, having legal and compliant production and operation, as well as sustainable operation ability and legal source of repayment.

Exhibit 10.8 English translation for convenience purposes only

(3) The purpose of loan is clear, legal and compliant;

(4) The Borrower’s representations and commitments under Article 12 of the Contract are authentic and effective continuously; no default or potential default happens on date of application for issuing or before;

(5) The Borrower has filled in the certificate of indebtedness or loan voucher in relation to loan issuing. The certificate of indebtedness or loan voucher is an integral part of the Contract with equal force of law as the Contract. In case there is any inconsistency between the amount of loan, life of loan, loan interest, etc., specified under the Articles of Contract and on the certificate of indebtedness or loan voucher, the latter shall prevail;

(6) The Borrower has good credit standing without important bad records; in case the Borrower is newly established legal person, its shareholders shall have good credit standing without important bad records;

(7) Other conditions precedent for drawing required by the Lender.

2. The Lender’s performance of obligations under the Contract is premised on the meeting of conditions precedent for drawing specified in this Article. The Lender has the right to unilaterally determine to lower or give up part conditions precedent for drawing. The Borrower or guarantor cannot raise an objection to the conditions.

3. The Lender has the right to properly adjust the issuing of loan in accordance with if the financing program meets the relevant laws, regulation, policies and conditions precedent for drawing required by the Lender, the corresponding guarantee contract signing of the Contract, transaction time of guarantee procedure and other factors.

4. The borrower hereof agrees: after signing the Contract, if any drawing of the Borrower doesn’t meet the conditions precedent for drawing or payment conditions of loan stipulated in the Contract, the Lender has the right to stop issuing and paying the loan, or terminate the loan Contract, and thereby produced responsibility or loss will be undertaken by the Borrower on its own. The Lender shall notice the Borrower when terminating the Contract. From the day when the notice of terminating the Contract is sent to the Borrower by agreed way, the period of the Borrower’s objection is 5 working days. If the Borrower doesn’t raise an objection, the Contract will be automatically terminated on the due date of objection. In case the Borrower has an objection, but both parties cannot reach an agreement within 5 working days after the due date of objection, the Lender has the right to collect the loan in advance in accordance with the contract.

Exhibit 10.8 English translation for convenience purposes only

5. The Lender pays the loan in accordance with Article 8 of the Contract after the Borrower meeting the conditions precedent for drawing specified in the Contract by the Lender’s checking.

Article 8 Account Monitoring and Payment of Loan

1.	Account Monitoring

According to the requirement of Circulating fund Loan Administration Interim Procedures issued by China Banking Regulatory Commission, the Borrower promises that the Borrower has met the conditions precedent for drawing specified in the Contract before the issuing of loan, and will accept the Lender’s supervision and use the loan for agreed purposes. The Lender has the right to monitor the basic deposit account, general deposit account and special deposit account opened by the Borrower. The lender has the right to supervise and control the issuing, payment and repayment of loan in accordance with the method agreed in the Contract.

The Borrower designates the funds withdrawal account and provides the funds inflow and outflow situation of the account timely. Special funds withdrawal account is shown in the special provision 7(1) of Article 23 specified in the Contract in detail.

The Lender may sign another account management agreement with the Borrower after consultation in accordance with the Borrower’s credit standing, financing situation, etc., to specify the management of funds inflow and outflow of designated withdrawal account. The Lender has the right to collect the loan in advance in accordance with the Borrower’s funds withdrawal situation.

2. Payment of loan

(1) The Lender has the right to adopt entrusted payment by the Lender or direct payment by the Borrower to manage and control the payment of loan.

(1.1) “Entrusted payment” by the Lender means the Borrower authorizes the Lender to pay the loan to the Borrower’s counterparty which in accordance with the agreed purposes of the Contract.

When adopting entrusted payment by the Lender, the Lender shall provide relevant transaction materials which in accordance with the agreed purposes of the Contract before the issuing of loan. The Lender pays the loan to the Borrower’s counterparty timely through the Borrower’s account after the Lender’s checking and approval.

Exhibit 10.8 English translation for convenience purposes only

When adopting entrusted payment by the Lender, after paying the loan to the Borrower’s counterparty, in case the loan is returned due to the repeal, termination and nullity of basic business contract, and other reasons, the Lender has the right to collect the returned loan in advance in accordance with Article 13 of the Contract.

(1.2) “Direct payment” by the Borrower means the Borrower directly pays the loan to the Borrower’s counterparty which conforms to the agreed purpose of the Contract after the Lender issuing the loan to the Borrower’s account.

When adopting direct payment by the Borrower, the Borrower shall report the summary of payment situation of loan to the Lender regularly. The Lender has the right to check if the payment of loan in accordance with the agreed purposes through account analysis, voucher examination, on-site investigation, etc.

(2) Entrusted payment

Entrusted payment is shown in the special provision 7(2) of Article 23 specified in the Contract in detail.

(3) In the process of issuing and paying the loan, when the following situations happen to the Borrower, the Lender may require complementing conditions of loan issuing and payment. The Lender has the right to adopt more strict conditions of loan issuing and payment, stop issuing and paying loan, and adopt corresponding measures in accordance with the second provision of Article 15 specified in the Contract:

(3.1) Lowering of credit standing;

(3.2) Weak profitability of main business;

(3.3) Abnormal use of loan

(3.4) Other situations approved by the Lender.

Article 9 Repayment of Principal and Interest of Loan

1. The repayment method of principal and interest of loan is shown in the special provision 8(1) of Article 23 specified in the Contract in detail.

2. The Borrower shall fully repay the principal and interest of loan under the Contract to the Lender on the date of repayment and interest settlement specified in the Contract.

3. In case the repayment date is non-banking day of the Lender, it will be extended to the next banking day of the Lender. The non-banking day of the Lender will be included in the actual days of loan. When the Borrower repays the last principal of loan, all the accrued interest shall be paid off, without being subject to the interest settlement date specified in the Article 6 of the Contract.

Exhibit 10.8 English translation for convenience purposes only

4. When the Borrower fails to repay the loan under the Contract on due date and needs to repay the loan during the extension period, the Borrower shall submit written application for extension period of loan to the Lender, which is shown in the special provision 8(2) of Article 23 specified in the Contract.

5. Prepayment

Prepayment is shown in the special provision 8(3) of Article 23 specified in the Contract in detail.

6. The Borrower hereof irrevocably authorizes the Lender to directly deduct funds from any account opened by the Borrower in the Lender and all sub-branch of Industrial Bank, including but not limited to principal and interest of loan (including default interest and compound interest), related expanses under the Contract, etc., without a necessary to through judicial process, when the Borrower fails to perform or default the Contract. The Borrower agrees that the Lender has right to determine the order of specific deduction.

Article 10 Guarantee

1. The guarantee contract of the Contract is shown in the special provision 9 of Article 23 which is specified in the Contract in detail.

2. The Lender has the right to default the issuing of loan and other obligations under the Contract temporarily before completing the signing of guarantee contract and guarantee procedures under the Contract.

Article 11 Rights and Obligations of Both Parties

1. Rights and obligations of the Lender

(1) The Lender’s rights:

(1.1) The Lender has the right to require the Borrower to repay the principal and interest of loan on schedule;

(1.2) The Lender has the right to require the Borrower to provide relevant materials of loan;

(1.3) The Lender has the right to know the Borrower’s production, operation and financial status;

Exhibit 10.8 English translation for convenience purposes only

(1.4) The Lender has the right to supervise the Borrower to use the loan in accordance with the agreed purposes of the Contract;

(1.5) The Lender has the right to supervise the using situation of loan and propose requirements;

(1.6) The Lender has the right to directly deduct funds from any account opened by the Borrower in the Lender and all sub-branch of Industrial Bank, including but not limited to principal and interest of loan (including default interest and compound interest), and related expanses under the Contract, without a necessary to through judicial process;

(1.7) The Lender has the right to transfer complete or part creditor’s rights and security interest under the Contract to the third party at any time without a necessary to obtain the Borrower’s agreement. Even is the Lender transfers the loan and security interest under the Contract, the Borrower still needs to undertake all obligations under the Contract;

(1.8) In case that the Borrower fails to repay the principal and interest of loan in accordance with the Contract or fails to put the repayment of principal and interest into practice, the Lender has the right to disclose it at bank reference center of People’s Bank of China or through news media, etc., and adopt legal clearing and receiving, litigation, arbitration, or other legal measures;

(1.9) The Lender has the right to unilaterally determine to collect the loan in advance according to the Borrower’s funds withdrawal situation.

(1.10) The Lender has the right to enjoy other rights stipulated by laws, regulation, rules or agreed in the Contract.

(2) The Lender’s obligations:

(2.1) The Lender is responsible for issuing and paying the loan in accordance with the Contract;

(2.2) The Lender is responsible for keeping secret for the Borrower’s debts, finance, production and operating situation, except the following situations:

(2.2.1) Provisions by laws and regulation;

(2.2.2) Regulation or requirements of regulator;

(2.2.3) Disclosing to the Lender’s partner and other situations.

2. Rights and obligations of the Borrower

(1) The Borrower can enjoy the following rights:

Exhibit 10.8 English translation for convenience purposes only

(1.1) The Borrower has the right to draw and use the full loan in accordance with the Contract;

(1.2) The Borrower has the right to require the Lender to take obligation of maintaining confidentiality for the materials provided by the Borrower in accordance with the Contract.

(2) The Borrower’s obligations

(2.1) The Borrower shall truly provide the documents and all situations of opening bank, account number and loan balance required by the Lender, and coordinate the Lender’s survey, investigation and check;

(2.2) The Borrower shall accept the Lender’s investigation or check of its using situation of loan, production and operation, financial activity, and adopt reasonable treatment measures timely according to the Lender’s suggestions or requirements;

(2.3) The Borrower shall use the loan in accordance with the agreed purposes of the Contract rather than using for other purposes. The Borrower shall guarantee that the loan cannot be used for fixed-asset investment, fields or purposes that our country prohibits production or operation, investments of equity capital, illegal trade of securities, futures, real estate, etc., mutual debit and credit among enterprises, or other illegal activities that our country prohibits. The Borrower cannot occupy or diverting the loan by other ways;

(2.4) The Borrower shall accept the Lender’s account monitoring and loan payment management in accordance with the Article 8 of the Contract.

(2.5) The Borrower shall fully repay the principal and interest of loan in accordance with the life of loan specified in the Contract;

(2.6) The Borrower cannot fully or partly transfer the debts under the Contract to the third party without the written consent of the Lender;

(2.7) The Borrower are not allowed to reduce the registered capital in any way;

(2.8) Before merger, separation, stock right transfer, foreign investment, substantial increase of debt financing and other major events, the Borrower shall notice the Lender in writing at least 30 working days before, and gain the Lender’s written consent. The Borrower shall actively implement the supporting measures of full repayment of principal and interest of loan under the Contract on schedule, including but not limited to:

(2.8.1) The Borrower shall apply to bank and the third party for loan or liabilities, or provide loan for the third party, or provide guarantee for the third party’s debts and other measures which can substantially increase the debt financing, influence or may influence the repayment of principal and interest of loan;

Exhibit 10.8 English translation for convenience purposes only

(2.8.2) The Borrower shall change the major property right or adjust the management mode (including but not limited to signing joint venture contract or cooperative contract with foreign merchants, merchants from Hong Kong, Macro and Taiwan; repeal, close, stopping of production, change of production line; separation, merger, acquisition; reorganization, establishing or be transformed to joint-stock company; foreign investment; becoming a shareholder or investing in joint-stock company or investment company by building, machinery equipment and other fixed assets or trademark, patent, proprietary technology, land use rights and other intangible assets; carrying out transaction of property right and management right by leasing, contracting, joint operation, trusteeship and other methods);

(2.8.3) The change of stock rights is shown in the special provision 10(2) of Article 23 specified in the Contract in detail.

(2.9) The Borrower shall notice the Lender in writing within 7 working days since the date when happening or may happen the following situations, and actively implement the supporting measures of full repayment of principal and interest of loan under the Contract on schedule:

(2.9.1) The Borrower encounters major financial loss, asset loss or other financial crisis;

(2.9.2) The Borrower is closed down, or the Borrower’s business license is revoked or cancelled, or the Borrower files for or is filed for bankruptcy, disbanding, or other situations;

(2.9.3) The Borrower’s controlling shareholder and affiliated companies encounter major operation or financial crisis;

(2.9.4) Personnel changes of the Borrower’s legal representative, directors, or important senior managers that may influence the Borrower’s normal operation;

(2.9.5) Change of the guarantor’s stock right is shown in the special provision 10(3) of Article 23 specified in the Contract;

(2.9.6) Substantial affiliated transaction between the Borrower and the Borrower’s controlling shareholders and other affiliated companies that may influence the Borrower’s normal operation;

(2.9.7) Any litigation, arbitration or criminal and administrative punishment that is harmful to the operation or property condition of the Borrower;

Exhibit 10.8 English translation for convenience purposes only

(2.9.8) Other major events that may influence the Borrower’s debt paying ability;

(2.10) At the request of the Lender (unless happening defaults or potential defaults or due to specific environment which may lead to unnecessary to notice in advance, the request shall be noticed to the Lender by proper way), the Lender’s representative is allowed to do the following activities in normal office hours:

(2.10.1) Visit the Borrower’s operation place;

(2.10.2) Check the Borrower’s place, facilities, factories and equipment;

(2.10.3) Inquire the Borrower’s financial records and all the other records;

(2.10.4) Inquire the Borrower’s employee, agent, contractor and sub-contractor who know or may know the relevant information needed by the Lender.

(2.11) The Borrower guarantees maintaining the current assets, net asset value, asset-liability ratio, asset-liquidity ratio and other financial conditions within the scope required by the Lender. It is shown in the special provision 10(4) of Article 23 specified in the Contract in details.

(2.12) The Borrower must sign for the collection letter or collection documents delivered by the Lender in mail or other ways and give the receipt to the lender.

Article 12 Representations and Warranties of the Borrower

The Borrower voluntarily makes the following representations and warranties, and takes responsibility for the content’s authenticity:

1. Party A is an organization legally founded according to law of the People’s Republic of China, which has full civil capacity. All relevant evidences, permissions, certificates and other documents provided by the Borrower are in accordance with the Lender’s requirements.

2. The Borrower has sufficient capacity to perform all obligations and responsibilities under the Contract. The Borrower’s liability for satisfaction will not be relieved or exempted due to any instruction, change of financial condition or any agreement signed with any organization.

3. The Borrower has full power, authorization and legal rights to sign the Contract. The Borrower has gained all necessary internal approval and authorization or other relevant procedures, as well as all necessary approval, registration, authorization, agreement, permission, or other relevant procedures of any governmental sector or other authorities, to complete the signature and perform the Contract. All necessary approval, registration, authorization, agreement, permission, or other relevant procedures needed in signing the Contract are fully legal and effective.

Exhibit 10.8 English translation for convenience purposes only

4. The Borrower’s signature and performance of the Contract are completely in conformity with the Borrower’s relevant regulations, internal decisions and resolutions of shareholder meeting and meeting of board of directors. The Contract is in no conflict or violation of the Borrower’s any regulation, internal decisions, resolutions of shareholder meeting and meeting of board of directors, and policies.

5. The signature and performance of the Contract is based on the Borrower’s true declaration of will. The loan financing conforms to the requirements of laws and regulations. The signature and performance of the Contract is in no violation of any law, regulation, provision or agreement of the Contract which has binding effect on the Borrower. The Contract is legal, effective and can be implemented forcibly. In case the Contract is invalid due to the Borrower’s defects of right in signing and performing the Contract, the Borrower will compensate for the Lender’s all loss immediately and unconditionally.

6. All documents, financial statements and other materials provided by the Borrower for the Lender under the Contract are true, complete, correct and valid. The Borrower will continuously maintain the various financial indexes required by the Lender.

7. The Borrower agrees the loan business under the Contract is subject to the Lender’s regulations and practices. The Lender has the right to collect the loan in advance in accordance with the Borrower’s funds withdrawal condition.

8. In case the Borrower fails to perform the obligations specified in the Contract, the Borrower hereof authorizes the Lender to directly deduct and collect the principal and interest of loan (including default interest and compound interest) and relevant expanses under the Contract from any account opened by the Borrower in the Lender and all sub-branches of Industrial Bank without a necessary to through judicial process.

9. No matter before or after the signing of the Contract, if the Borrower submits any document of specific transaction to the Lender for checking, the Borrower guarantees the authenticity of all documents, and the Lender will only make decision of apparent authenticity of transaction documents. The Lender doesn’t participate in nor know the substance nor bear any responsibility of specific transactions that the Borrower engages in.

10. The Borrower confirms that except disclosing to the Lender in writing, the Borrower doesn’t conceal any event as follows that has happened or will happen and may lead to the Lender’s disagreement of issuing the loan under the Contract:

Exhibit 10.8 English translation for convenience purposes only

(1) Debts or contingent liability born by the Borrower, including but not limited to any mortgage, pledge, lien and other debt burdens which is established based on the Borrower’s assets or earnings and isn’t disclosed to the Lender;

(2) Major violation of rules and laws or claims in relation to the Borrower or main managers of the Borrower;

(3) The Borrower’s defaults of credit and debt contract between the Borrower and any other creditor;

(4) The Borrower or the Borrower’s property doesn’t encounter, have unfinished or may encounter any litigation, arbitration or administrative litigation as far as the Borrower knows; in addition, there is no clearing, closing of business or other similar procedures against the Borrower, which is put forward by the Borrower on its own or the third party;

(5) Other situations that may influence the Borrower’s financial condition or debt paying ability.

11. The Borrower promises to use the loan in accordance with the Contract rather than diverting or using for other purposes which violate the purposes of the Contract. The Borrower shall accept and coordinate the Lender to implement loan payment management, post-loan management and relevant inspection. The Borrower shall coordinate the supervision, inspection, check or other necessary or proper requirements approved by the Lender on service condition of loan, the Borrower’s production and operation, financial activity, goods and materials inventory, assets and liabilities, cash on hand, etc.

12. The Borrower shall provide full amount, effective or other appropriate, acceptable guarantee approved by the Lender. If the guarantee under the Contract is house mortgage, the Borrower shall perform the obligation to disclose to the Lender timely when the Borrower knows the house will be removed. If the mortgage house is removed, the Lender has the right to require the Borrower to pay off the debts in advance or reset the mortgage and sign new mortgage agreement as to the compensation mode of adopting exchange of property right. When the original mortgage real estate losses while new mortgage registration has not been transacted, the Borrower shall provide guarantor warranty which has guarantee condition. As to the real estate which adopts compensation mode, the Borrower is responsible for requiring the mortgager to provide guarantee for main creditor’s rights through opening special account of cash deposit or deposit receipt, etc., for demolition compensation.

Exhibit 10.8 English translation for convenience purposes only

13. The Borrower is not allowed to reduce registered capital by any way. Without the Lender’s written consent, the Borrower is not allowed to transfer part or full debts under the Contract to the third party. Before completely paying off the debts under the Contract, the Borrower cannot pay off any debt between the Borrower and other creditors (except other sub-branches of Industrial Bank) in advance without the Lender’s written consent.

14. The Borrower shall notice the Lender timely when encounters major events that are harmful to the Borrower’s debt paying ability. The Borrower shall obtain the Lender’s written consent before implementing merger, separation, transfer of stock right, foreign investment, substantial increase of debt financing, and other major events.

15. In case that the Lender encounters litigation, arbitration, or other disputes with the Borrower or any third party in relation to the Borrower due to performance of obligations under the Contract, leading to the Lender involving in disputes between the Borrower and any third party under compulsion, the litigation or arbitration fee, counsel fee and other expenses paid by the Lender thereby shall be undertaken by the Borrower.

16. The Borrower shall transact settlement business under the Contract through the settlement account opened in the Lender.

17. Other representations and warranties of the Borrower are shown in the special provision 10(1) of Article 23 specified in the Contract in details.

Article 13 Collection in advance

1. During the life of loan, when the Borrower or guarantor (warrantor, pledger or mortgager) encounters the following situations, the Lender has the right to unilaterally decide to stop paying the Borrower unused loan and collect part or complete principal and interest of loan in advance; as to the loan repaid in installments, if the Lender collect an installment in accordance with the Contract, other undue loans are considered as acceleration of maturity:

(1) The Borrower provides false material or conceals important operation and financial facts, the provided evidences and documents, and any item of representations and warranties in Article 12 of the Contract are proved untruthful, inaccurate, incomplete or intentionally misleading;

(2) The Borrower changes the original purposes of loan, diverts the loan, or use the loan to do transactions that in violation of law and rules without the Lender’s agreement,

Exhibit 10.8 English translation for convenience purposes only

(3) The Borrower makes use of false contract which is signed with the affiliated party to discount or pledge the notes receivable, receivables, and other creditor’s rights that have no true trading background to obtain the bank’s funds or credit;

(4) The Borrower refuses to accept the Lender’s supervision and inspection of service condition of loan, and related operating and financial activities of the Borrower;

(5) The Borrower appears merger, separation, acquisition, reorganization, transfer of stock right, foreign investment, substantial increase of debt financing and other major event, which the Lender considers may influence the security of loan;

(6) The Borrower intentionally avoids the Lender’s creditor’s rights through affiliated transaction;

(7) Deterioration of credit standing and distinct weakening of debt paying ability (including contingent liability);

(8) The Borrower or the Borrower’s affiliated companies, guarantor, or the guarantor’s affiliated companies appear defaults specified in Article 16 of the Contract;

(9) The Borrower fails to repay the principal and interest of any financing under the Contract on schedule;

(10) The Borrower stops repaying the debts or cannot or says cannot repay the due debts;

(11) The Borrower encounters termination of business, closing of business, bankruptcy, disbanding, revoking of business license, cancellation, involving in major economic disputes, worsening of financial condition, etc.;

(12) The Borrower fails to perform obligations under Article 11 and 14, and other obligations specified in the Contract, or the guarantor fails to perform obligations specified in the guarantee contract;

(13) The value of mortgage or pledge used for guarantee has reduced or may reduce obviously, or rights of pledge must be cashed before due date of loan;

(14) The Borrower or guarantor (warrantor, pledger or mortgager)’s legal representative, main investor, director, supervisor or senior manager changes abnormally, disappears or is investigated or imposed restrictions on personal freedom by judicial office legally, which has influenced or may influence the performance of obligations under the Contract;

Exhibit 10.8 English translation for convenience purposes only

(15) Other agreed matters of the Contract, or in accordance with the Borrower’s funds withdrawal condition, or other events that may endanger, damage or may endanger, damage the Lender’s rights and interests;

2. When the above situations of collection in advance happen, the Lender can unilaterally decide to whether give the Borrower a certain grace period or not in accordance with the Borrower’s production, operation, financial condition and funds withdrawal condition, etc. In case the Lender give a certain grace period to the Borrower, the Lender has the right to unilaterally decide to collect the loan in advance if the Borrower still doesn’t take remedial action during grace period or the remedial action doesn’t conform to the Lender’s requirements. The Lender may also directly decide to collect the loan in advance without giving the Borrower grace period.

3. When collecting the loan in advance, the Lender has the right to take corresponding measures in accordance with provision 2 of Article 15 specified in the Contract.

Article 14 The Borrower’s Obligations of Disclosing Substantial Transaction and Major Events to the Lender

1. The Borrower shall report the happening substantial transactions and major events to the Lender timely in writing.

2. In case the Borrower belongs to group customers, the Borrower shall report the situation of affiliated transaction which exceeds 10% of the Borrower’s net asset to the Lender timely in accordance with relevant regulations, including but not limited to:

(1) The affiliated relation among all parties of transaction;

(2) The program and nature of transaction;

(3) The amount of transaction or corresponding proportion;

(4) The pricing policy (including the transaction which has no amount or only symbolic amount).

Article 15 Responsibility for Breach of Contract

1. After the Contract takes effect, both of the Borrower and the Lender shall perform the obligation specified in the Contract. Any party which default or incompletely perform the obligation specified in the Contract shall bear the corresponding responsibility for breach of contract.

Exhibit 10.8 English translation for convenience purposes only

2. In case the Borrower fails to use the loan in accordance with the purposes specified in the Contract, fails to pay the loan in accordance with the agreed method, fails to obey representations and warranties, or the application for loan has information distortion, breaks through the agreed financial index, encounters major cross defaults, etc., which fails to perform any provision of the Contract, the Lender has the right to take one or some measures as follows:

(1) Require the Borrower to correct defaults within a definite time;

(2) Stop paying the Borrower unused and unpaid loan under the Contract;

(3) Require the Borrower to complement and provide issuing and payment conditions of loan in accordance with the Lender’s requirements or cancel the Borrower’s using of loan by “direct payment”;

(4) Unilaterally decide the acceleration of maturity of full or part debts;

(5) Unilaterally terminate the Contract, and require the Borrower to pay off the due or undue principal and interest of loan and pay or compensate the Lender’s related loss;

(6) In case the loan is overdue, require the Borrower to pay overdue default interest; in case the Borrower diverts the loan, require the Borrower to pay diverting default interest; require the Borrower to pay compound interest of unpaid interest;

(7) Require the Borrower to add or change the guarantor, mortgage, pledge/pledge rights;

(8) Implement or realize related rights of loan under any guarantee;

(9) Directly deduct and collect funds from any account opened by the Borrower in the Lender and all sub-branches of Industrial Bank without a necessary to through judicial process, or entrust the opening bank of the Borrower’s account to deduct and collect funds, including but not limited to principal and interest of loan (including default interest, compound interest), relevant expenses under the Contract, etc. In case the currency in the account is different from the currency of loan, the Lender has the right to deduct and collect by converting the middle rate published by the Lender in that day into the loan currency to pay off the principal and interest of loan;

(10) File a lawsuit or arbitration to require the Borrower to pay off principal and interest of loan. The creditor’s expanses of realizing creditor’s rights are undertaken by the Borrower;

Exhibit 10.8 English translation for convenience purposes only

(11) The Lender has the right to detain the Borrower’s any movable or immovable property, tangible or intangible property that under the Lender’s control and occupation, or take other measures approved by the Lender;

(12) Other measures regulated by laws and regulations, or agreed by the Contract, or approved by the Lender;

3. Under the premise that the Borrower conforms to the conditions precedent for drawing and loan payment conditions specified in the Contract, if the Lender fails to provide the loan in accordance with the agreed date and amount, leading to the Borrower’s loss, the Lender shall compensate the Borrower’s direct economic loss caused thereby. However, the Lender takes no responsibility for compensating any predictable or unforeseeable indirect loss of the Borrower caused thereby.

4. In the process of the Contract performance, the materials provided by the Borrower are untrue, inaccurate, incomplete or have any other defects, which leads a wrong or untimely payment by the Lender, or the Borrower breaches this Contract agreement with the independent payment or results in other losses, the Lender bears no responsibility.

5. The Lender bears no responsibility for loan issuing and payment disputes or other losses caused by blocked account of loan issuing or payment agreed in the Contract, or other reasons;

6. The Lender is entitled to take measures in accordance with the Article 2 in the Contract when guarantor under the Contract (i.e. the warrantor, mortgager, and pledgor) has the occurrence of the following matters:

(1) The warrantor fails to perform agreement of warranty contract, or its credit standing worsens, or it encounters other matters that weaken its guarantee ability;

(2) The mortgager fails to perform agreement of mortgage contract, or intentionally damage collateral security, or the value of collateral security may reduce or has reduced obviously, or other matters that are harmful to the Lender’s mortgage right;

(3) The pledgor fails to perform agreement of pledge contract, or the value of pledge may reduce or has reduced obviously, or pledge right must be cased before paying off the loan, or other matters that are harmful to the Lender’s pledge right.

Exhibit 10.8 English translation for convenience purposes only

Article 16 Cross Default

In case any situation as follows happens to the Borrower or the Borrower’s affiliated companies or the guarantor’s affiliated companies, it will be considered as the Borrower’s simultaneous default of the Contract. The Lender has the right to collect the loan in advance in accordance with Article 13 specified in the Contract, and requires the Borrower to bear responsibility for breach of contract according to Article 15 specified in the Contract:

(1) Any loan, financing, or debt appear or may appear defaults or is declared due in advance;

(2) There is nonperformance or possibility of nonperformance of any guarantee or similar obligation;

(3) There is nonperformance or violation, or possibility of nonperformance or violation of related debt guarantee and other legal documents or contracts with similar obligation;

(4) The Borrower encounters or will encounter inability of paying off due debts or due loan/financing;

(5) The Borrower is declared or will be declared bankruptcy through legal procedure;

(6) The Borrower transfers assets or properties to other creditors;

(7) Other situations that endanger the security of principal and interest of loan under the Contract.

Article 17 Continuity of Obligation

All obligations of the Borrower under the Contract has continuity, which has complete and equal binding effect on the Borrower’s inheritor, agent, receiver, assignee, and the corporate body after the Borrower’s merger, reorganization, change of name, etc.

Article 18 Acceleration of Maturity of Principal and Interest

The Borrower agrees that once the Borrower fails to perform representation and warranties under Article 12 of the Contract, or the Borrower fails to perform any obligation under Articles of the Contract, the Lender has the right to decide the acceleration of maturity of any obligation undertaken by the Borrower to the Lender, including the maturity of loan, immediate maturity of repayment obligation of complete principal and interest that are undue (including default interest and compound interest) under the Contract.

Exhibit 10.8 English translation for convenience purposes only

Article 19 Application of Law, Jurisdiction and Dispute Resolution

1. The signing, taking effect, performance, termination, interpretation, dispute resolution, etc., are all applicable to Law of the People’s Republic of China;

2. The methods of dispute resolution of the Contract are shown in the special provision 12 of Article 23 specified in the Contract in detail.

3. During the period of disputes, provisions that are not referred to disputes still need to be performed.

Article 20 Correspondences, Communications and Notices

1. Any correspondence, communication and notice under the Contract shall be delivered to the other party in writing in accordance with the address, telex number or other contacts specified in the Contract.

2. In case the above contact methods of any party under the Contract change, the party shall notice the other party by any shortcut without delay. If one party fails to notice the other party timely, leading to the other party of the Contract sending document, communication and notice by original contact methods, all consequences will be undertaken by the party that fails to give notice.

3. Any document, communication and notice that are sent according to the above address should be considered as being delivered on the following date:

(1) Send by post (including express main service, ordinary mail service and registered post); the fifth working day after mailing is considered as the delivery date;

(2) Fax or other telecommunication mode; the sending day is considered as the delivery date;

(3) Personal service; the day of signing by the addressee is considered as the delivery date.

If the Lender send the notice by publishing announcement on the Lender’s website, online bank, telephone bank or sales network, the day of publishing is considered as the delivery date. In any case, the Lender has no necessary to bear any responsibility for any delivery fault, missing or delay caused in mail, fax, telephone or any other communication system.

Exhibit 10.8 English translation for convenience purposes only

4. Both parties agree that the official seal, office seal, special financial seal, send-receive seal and special seal for the Lender’s credit operations are all effective seal for correspondences, communications and notices between both parties. All staffs at the Borrower’s organization have rights to sign for correspondences, communications and notices.

Article 21 Effect of Contract and Other Matters

1. The Contract takes effect since the date when both parties sign or seal.

2. During the effective period of the Contract, any toleration, grace given to the Borrower or guarantor by the Lender or deferred execution of rights and interests enjoyed by the Lender in the Contract will not damage, influence or limit all rights and interests enjoyed by the Lender according to laws, regulations and the Contract, nor be regarded as waiver of powers, rights and interests under the Contract, nor influence the Borrower’s any obligation under the Contract.

3. In case that national laws and regulation or regulatory policy change, leading to inconformity of the Lender’s performance of loan issuing specified in the Contract with laws and regulation or regulatory requirements, the Lender has the right to unilaterally terminate the Contract and announce the acceleration of maturity of all issuing loan. The Borrower shall repay the loan immediately in accordance with the Lender’s requirements.

4. The Lender bears no responsibility for failure to issue or pay the loan on time due to force majeure, communication or network fault or the Lender’s system fault, but the Lender shall notice the Borrower in time.

5. The Lender has the right to authorize or entrust other sub-branch of Industrial Bank to perform rights and obligations under the Contract (including but not limited to authorize or entrust other sub-branch of Industrial Bank to sign relevant contracts, etc.), or transfer the loan under the Contract to other sub-branch of Industrial Bank for continuous management, according to demands of operation management. The Borrower agrees with this and the Lender’s above behaviors don’t need to obtain the Borrower’s agreement.

6. The Borrower agrees that the Lender has the right to unilaterally adjust, reduce or cancel the amount of unused loan under the Contract according to the Borrower’s production and operating condition, repayment condition, credit granting by other financial institutions and other factors. If the Lender decides to adjust, reduce or cancel, the Lender shall notice the Borrower 5 working days before without a necessary to obtain the Borrower’s agreement.

7. If at any time, any provision of the Contract is or become illegal, ineffective or cannot be executed in any aspect, the legality, validity or performance of other provisions in the Contract will not affected or reduced.

8. Subtitles of the Contract are added only for reading convenience. They are not allowed to use for interpretation or any other purpose of the Contract.

9. The attachment of the Contract is an integral part of the Contract. It has equal force of law with the main body of the Contract.

Article 22 Notarization and Voluntary Acceptation of Enforcement

1. This contract should be notarized in national approved public notary offices in case that either party requires notarization.

2. The notarized contract has compulsory execution effect. Lender has right to apply for enforcement from jurisdictional people’s court directly in case that borrower fails to fulfill obligation or on condition that lender in law and regulation and stipulated by the contract realizes creditor’s right.

Article 23 Special Agreement Terms

1. Instruction on Contract parties

(1) Lender:      Industrial Bank Co., Ltd. Wuhan Branch

 Address::___________________________________________________

 Legal representative/person in charge:   Wei Zhou

 Contact:______________________________ post:________________

 Contact address: _____________________________________________

 Postal code:______________________________ Telex:_____________

 Phone:____________________________ Fax: ____________________

(2) Borrower: Wuhan Kingold Jewelry Co., Ltd

 Address:___________________________________________________

 Legal representative/person in charge:  Zhihong Jia

Contact:______________________________ Post:________________

Contact address: _____________________________________________

Postal code:______________________________ Telex:_____________

Phone:____________________________ Fax: ____________________

Exhibit 10.8 English translation for convenience purposes only

2. The lender and borrower confirm that loan under this contract shall be the second condition:

(1) This contract is the sub contract of The Amount Credit Granting Contract (the general contract) with No._____ and the line of credit is converted into RMB _________ and the validity of credit granting is from ______ to ________.

This loan amount is included in line of credit. Thereinto, foreign currency loans amount shall be included in line of credit by converting into RMB according to the middle rate the borrower announced on the date of contract signing.

(2) This contract is the independent legal text signed between the lender and the borrower.

3. Amount of loan

The lender agrees that raises a loan of 48 million (currency)RMB for the borrower.

4. Use of loan

This loan is used for purchasing gold . Without the written agreements from the lender, the borrower shall not move the loan for other use.

5. Loan term

(1)The loan term is four months, from 12/10/2013 to 04/17/2014 .

(2) Each payment of the loan planning:

_____ day ____ month ____ year; amount of money ___________________;

_____ day ____ month ____ year; amount of money ___________________;

_____day ____ month ____ year; amount of money ___________________;

_____ day ____ month ____ year; amount of money ___________________;

_____ day ____ month ____ year; amount of money ___________________;

The borrower shall apply for to handle drawing procedure to the lender three work days before drawing date for each payment or at other time according to the written requirements from the lender.

The lender has right to require the borrower pays compensation, which is the ______ per million of the drawing loan in that term in case that the borrower fails to draw loans based on the above stipulated per terms planning.

Exhibit 10.8 English translation for convenience purposes only

6. Loan rate and interests

(1) RMB loan rate should be executed according to the following __1.2___ agreements.

(1.1) Fixed rate, _____% of the annual rate. According to article 5 in the contract, the fixed rate will be ____% higher or ____% lower of the national primary standard rate with the same date and same grade on the actual payment day in case that national standard rate adjustments before the actual payment day after loan payment day. In other words, actual interest rate amounts to multiple by _____ coefficient of national primary standard rate with the same date and same grade on the actual payment day. Loan term shall not be adjusted according to the adjustment of national primary standard rate.

(1.2) Floating rate. The annual rate amounts to __10__% higher or ____% lower of the national primary standard rate with the same date and same grade. In other words, actual interest rate amounts to multiple by _1.1___ coefficient of national primary standard rate with the same date and same grade. The rate adjustment day will be confirmed according to the following __1.22___ condition:

(1.2.1) Take the effective date of national primary standard rate as the contract rate adjustment day

(1.2.2) The corresponding day per month (month/quarter/half year/year/other period) from actual payment day is the contract rate adjustment day. In case that there is no corresponding day in that month, it should take the last day of the month as the corresponding day.

(1.2.3) The first interest rate amounts to multiple by____ coefficient of national primary standard rate with the same date and same grade. The next period interest rate shall be confirmed by multiplying by ____ coefficient of national primary standard rate with the same date and same grade based on the stipulated rate adjustment day from the actual payment day.

During loan term, it shall not inform the borrower in case of national primary standard rate adjustment.

Exhibit 10.8 English translation for convenience purposes only

(1.3) Other interest rate method: _____________________________________.

2. Foreign loan rate should be executed according to the following ___ agreement:

(1) Fixed rate and the annual rate is _____%.

(2) Floating rate, executed by the following ____ agreement:

(2.1) Rate should be calculated according to ____ % (add or subtract) ____ of LIBOR of _____ months of term under the same loan currency of the contract and the floating period is _____ months.

(2.2) Rate should be calculated according to ____ % (add or subtract) ____ of LIBOR of months of term under the same loan currency ( only refers to HK dollar) of the contract and the floating period is _____ months.

(2.3) Other interest rate method:__________________________________.

(3) Loan interest should be implemented by the following the fourth agreements:

(3.1) The contract agrees that 20 per ______________ (month/end of quarter/ end month of half year/month of the end year/ other period) as the expiry date for interest and the borrower should pay the current term loan interest on the next day of the expiry date for interest to the lender and pay the other principle and interest on the due date of loan.

(3.2) Other repayment methods: ______________________________________________________________________________________

(4) The lender has right to charge interest penalty for the embezzled in case that the borrower fails to use the loan according to the contract and the interest penalty is 100% higher than that of the loan rate; The lender has right to charge interest penalty, 50% higher of loan rate for the overdue loan, that is, the borrower fails to repay and there is no agreement with the lender as for the expanding of loan term. The lender has right to charge compound interest for the overdue payment of interest according to the overdue interest penalty in the contract. The higher interest penalty will be charged in case that overdue loan and failing to use based on the contract agreements.

7. Account monitoring

(1) Account for Capital withdrawn from circulation

The borrower appoints the following account as the special capital withdrawn account and provides the account capital receiving and withdrawing:

Name in the account book:      Wuhan Kingold Jewelry Co., Ltd ______

Account number:      416160100100013569____________________

Bank of deposit: Industrial Bank Co., Ltd. Hanyang Wuhan branch

Exhibit 10.8 English translation for convenience purposes only

(2) Entrusted payment

The lender entrusted payment should be used on one of these following conditions on the loan capital payment:

(2.1) The lender and the borrower build up the new credit business and the borrower is rated below B3 (including B3) by the lender’s internal grades division. The new building of credit business means the first business relationship between the lender and the borrower or there is no credit business relationship within 2 years.

(2.2) Used for displaced current fund loan;

(2.3) Obvious payment objects or the single payment amount is more than RMB_______ (including) (as for foreign currency loan, the middle rate is converted according to the lender on the loan day);

(2.4) Others: _______________________________________________________________________________________________________________________

8. Repay of loan principal and interest

(1) The loan principal and interest in the contract should repay according to the following 1.2 method:

(1.1) To refund loan principal with installation and amount of principals and the date is as following:

On Date _______ to repay RMB Amount _______; On Date _______ to repay RMB Amount _______;

On Date_______ to repay RMB Amount _______; On Date _______ to repay RMB Amount _______;

On Date _______ to repay RMB Amount _______; On Date_______ to repay RMB Amount_______;

On Date _______ to repay RMB Amount_______; On Date _______ to repay RMB Amount _______;

Exhibit 10.8 English translation for convenience purposes only

If the lender adjusts the grades use of loan planning, the borrower should repay the principal of the loan on time on the condition that the installation of repayment amount is not changed.

(1.2) One-off repay all the loan principal on the due date of loan term.

(1.3) Other methods for repayment of loan principal: _________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________

(2) The borrower shall submit the written loan expansion term to the lender on _______ work days before expire date of loan in case that the borrower fails to repay and needs the expansion of loan term. Agreed and surveyed by the lender, both parties shall sign the Loan Renewing Contract as the supplement contract of this contract at some other time.

(3) Loan in advance

The borrower shall repay the principal and interest of the loan according to the appointed day in this contract.

The borrower shall notify in the written forms to the lender on ___ten____ days in advance in case that the borrower requires the part or all refunding of the loan principal and interest. Agreed by the lender, the borrower shall define the later repay terms, time and amount with the lender after partly refunding of the loan principal in advance. The loan rate should be charged according to the actual used term for the refunding of principal in advance. The lender makes no adjustments on the loan rate before the refunding in advance.

In case that the borrower requires the refunding in advance, the lender has right to make compensation on 3% in ten thousands of interest per diem in case that the borrower requires the refunding in advance.

9. Guarantee

The following is the guarantee of the contract:

(1) No. _______ _______ (contract name), the guarantee method is _______and the guarantee is _______;

(2) No. _______ _______ (contract name), the guarantee method is _______and the guarantee is _______;

Exhibit 10.8 English translation for convenience purposes only

(3) No. _______ _______ (contract name), the guarantee method is _______and the guarantee is _______;

(4) No. _______ _______ (contract name), the guarantee method is _______and the guarantee is _______;

(5) No. _______ _______ (contract name), the guarantee method is _______and the guarantee is _______;

(6) No. _______ _______ (contract name), the guarantee method is _______and the guarantee is _______.

10. Rights and obligation for both parties

(1) The borrower’s stock rights change and achieve _____% (including but not limit in stock right transfer, deposit, escrow, pledge and so on).

(2) The guarantee’s stock rights change and achieve _____% (including but not limit in stock right transfer, deposit, escrow, pledge and so on)

(3) The borrower guarantees the financial status shall be maintained as the following range: such as current assets, net asset value, assets and liabilities, asset flowing ratio and so on.

11. The borrower claims and affirms the other affairs:___________________________________.

12. Dispute resolution

The lender and the borrower shall settle the dispute through friendly negotiation in case of any dispute on the contract. Both parties agree they shall settle the dispute according to the following the first method in case of any failing of friendly negotiation.

(1) To institute legal proceedings for the local people’s court of the lender’s.

(2) To apply judgment for _____ arbitration committee, which can settle the dispute according to arbitration rules and such arbitration is final with bounding for two parties. The place of arbitration court is in ______ to hold a court.

(3) Other methods:_________________________.

13. This contract is in four copies: the lender holds one and the borrower one, and the related personnel both holds one, each of the contract has equal legal effect.

Exhibit 10.8 English translation for convenience purposes only

14. Supplementary terms

Lender (official seal) : Person in charge or authorized (signature) :

Exhibit 10.8 English translation for convenience purposes only

Borrower (official seal): Legal representative or authorized (signature):

Contract signing time: ____12/10/2013_____________________

Contract signing place:Industrial Bank Co., Ltd. Wuhan branch

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